Exhibit 99.1

Rocket One Regains Full Nasdaq Compliance with Minimum Bid Price Requirement

Company Satisfies Nasdaq Listing Rule 5550(a)(2); Compliance Matter Officially Closed

HOBOKEN, N.J., June 24, 2026 — Rocket One Inc. (Nasdaq: RKTO) (“Rocket One” or the “Company”), a technology company focused on next-generation AI computing, defense infrastructure, and space-enabling technologies, today announced that it has received formal notification from the Nasdaq Stock Market LLC confirming that the Company has regained compliance with Nasdaq’s minimum bid price requirement under Listing Rule 5550(a)(2).

According to the notification, Nasdaq determined that for the ten consecutive business days from June 9, 2026, through June 23, 2026, the closing bid price of Rocket One’s common stock remained at or above the required minimum of $1.00 per share. As a result, Nasdaq has concluded that the Company has satisfied the requirements for continued listing, and the matter is now closed.

“We are pleased to have regained full compliance with Nasdaq’s minimum bid price requirement,” said Robb Knie, Chief Executive Officer of Rocket One. “This milestone reflects the progress we have made in executing our strategic transformation into a company focused on advanced AI computing technologies, defense applications, and space infrastructure. We remain committed to creating long-term shareholder value as we advance our technology portfolio and strategic initiatives.”

Rocket One recently announced its corporate transformation from a biotechnology-focused organization into a technology platform centered on next-generation computing architectures, including licensed spintronic and nanomagnetic semiconductor technologies designed to address the growing demand for energy-efficient AI acceleration and radiation-tolerant computing solutions for defense and space applications.

The Company believes that maintaining its Nasdaq listing supports continued access to capital markets, enhances visibility among institutional and retail investors, and strengthens its position as it pursues strategic growth opportunities.

About Rocket One Inc.

Rocket One Inc. is focused on developing and commercializing infrastructure for the orbital economy, including next-generation nanomagnetic AI chip technology designed for radiation-tolerant, energy-constrained environments such as low-Earth orbit, deep-space platforms, and defense systems. The Company holds exclusive rights to certain technologies, including a nanomagnetic matrix multiplier architecture intended as a hardware accelerator for machine learning and AI workloads, and related magnetic memory technology with potential applications in radiation-tolerant computing for defense and space systems. The Company is also positioned to pursue opportunities in nano-launch systems and nanosatellite deployment. The Company's biotechnology pipeline, including, but not limited to, HT-001, HT-KIT, HT-ALZ, and its GDNF-based metabolic program, will continue to be advanced under a wholly owned subsidiary.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company's strategic repositioning, the development potential of the licensed technologies, the suitability of those technologies for orbital, defense, and other applications, anticipated future operations and market opportunities. You should not place reliance on these forward-looking statements, which include words such as "could," "believe," "anticipate," "intend," "estimate," "expect," "may," "continue," "predict," "potential," "project" or similar terms, variations of such terms, or the negative of those terms. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These forward-looking statements are based on the Company's current expectations and assumptions and are subject to numerous risks and uncertainties, including, without limitation: the early-stage nature of the licensed technologies, which have not been fabricated as integrated devices, validated in space environments, or qualified for any commercial or government program, and the absence of any commercial product; the substantial additional capital the Company will require to fabricate, test, and qualify the licensed technologies, including for radiation tolerance and space deployment; the long development timelines associated with novel semiconductor and materials platforms; competition from larger, better-funded and well recognized companies in the semiconductor, AI hardware, space, and defense computing sectors; the Company's ability to recruit qualified leadership and technical personnel in nanomagnetic devices, semiconductor engineering, and aerospace systems; the Company's ability to comply with diligence milestones under the Virginia Commonwealth University license agreements, the failure of which could result in loss of license rights; intellectual property risks; export control and government contracting risks associated with defense and space applications; and the risks inherent in a strategic pivot. Additional risk factors are described in the Company's filings with the Securities and Exchange Commission ("SEC") including the Company's most recent Annual Report on Form 10-K and the Company's other filings made with the SEC. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee such outcomes. The Company may not realize its expectations, and its beliefs may not prove correct. All such statements speak only as of the date made. Consequently, forward-looking statements should be regarded solely as the Company's current plans, estimates, and beliefs. Investors should not place undue reliance on forward-looking statements. The Company cannot guarantee future results, events, levels of activity, performance, or achievements. The Company does not undertake and specifically declines any obligation to update, republish, or revise any forward-looking statements to reflect new information, future events, or circumstances or to reflect the occurrences of unanticipated events, except as may be required by applicable law.

Investor Contact

LR Advisors LLC

Email: investorrelations@rocketone.space

Phone: (678) 570-6791

www.rocketone.space